UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2017

 GRANDPARENTS.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21537	93-1211114
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue
6th Floor
New York, NY 10018
 (Address of principal executive offices, including zip code)

 (646) 839-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.    Bankruptcy or Receivership.

On April 14, 2017, Grandparents.com, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Florida (Miami Division) (the “Bankruptcy Court”), In re: Grandparents.com, Inc., Case No. 17-14711 (the “Chapter 11 Filing”).  On April 14, 2017, Grand Card, LLC, a wholly owned subsidiary of the Company (“Grand Card”) also filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (the “Grand Card Chapter 11 Filing”).  The Company filed a motion with the Bankruptcy Court requesting that the Chapter 11 Filing and the Grand Card Chapter 11 Filing (collectively, the “Cases”) be consolidated for procedural purposes only and administered jointly.

The Company and Grand Card will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On April 14, 2017, the Company issued a press release announcing the foregoing.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 14, 2017	By:	/s/ Lee Lazarus
Lee Lazarus
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 14, 2017.

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